Exhibit 10.5

Nabi

NON-STATUTORY STOCK OPTION

For good and valuable consideration, receipt of which is hereby acknowledged, Nabi, a Delaware corporation (the “Company”), does hereby grant to                              (the “Grantee”) an option to purchase                                  (            ) shares of Common Stock of the Company (the “Option”), pursuant to the terms of the Company’s 1990 Equity Incentive Plan (the “Plan”). A copy of the Plan is annexed hereto and is incorporated herein in its entirety by reference.

The Grantee hereby accepts the Option subject to all of the provisions of the Plan, and upon the following additional terms and conditions:

1. The price at which the shares of Common Stock may be purchased pursuant to the Option is                      per share, subject to adjustment as provided in the Plan.

2. (a) The Option shall expire at the close of business on the tenth anniversary of the date hereof. Subject to the following provisions of this Section 2 and to the provisions of the Plan, the Option shall be exercisable before said date as follows: (i) if the Optionee is employed by the Company on the first anniversary of the date hereof, to the extent of 25% of the number of shares covered hereby; (ii) if the Optionee is employed by the Company on the second anniversary of the date hereof, to the extent of 50% of the number of shares covered hereby, less the number of shares as to which the Option has been exercised previously; (iii) if the Optionee is employed by the Company on the third anniversary of the date hereof, to the extent of 75% of the shares covered hereby, less the number of shares as to which the Option has been exercised previously; and (iv) if the Optionee is employed by the Company on the fourth anniversary of the date hereof, to the extent of the full number of shares covered hereby. The Option may not be exercised at all during the first year after the date hereof (except to the extent provided in the Plan) or after the tenth anniversary of the date hereof.

(b) If the Optionee ceases to be employed by the company for “cause”, the Option shall terminate automatically and without notice to the Optionee on the date the Optionee’s employment so ceases. For purposes hereof, “cause” shall mean (i) illegal or disreputable conduct which impairs the reputation, good will or business of the Company or involves the misappropriation of funds or other property of the Company, (ii) refusal or failure to carry out any employment duties reasonably assigned to the Optionee other than by reason of death or disability or (ii) demonstrated negligence or gross inefficiency in the execution of the Optionee’s employment duties for the Company. Any resignation in anticipation of discharge for cause or accepted by the Company in lieu of a formal discharge for cause shall be deemed a cessation of employment for cause for purposes hereof.

(c) If the Optionee ceases to be employee by the Company because of death or disability, the Option shall be exercisable by him (or by his legal representative if he shall cease to be so employed by reason of his death or if he shall have died within ninety (90) days after he shall have ceased to be so employed because of disability) during the twelve (12) months following such cessation but only as to the number of shares, if any, as to which the Option was exercisable immediately prior to such cessation and in no event after the tenth anniversary of the date hereof.

(d) If the Optionee ceases to be employed by the Company for any reason other than cause, death or disability, the Option shall be exercisable by him during the ninety (90) days following such cessation but only as to the number of shares, if any, as to which the Option was exercisable immediately prior to such cessation and in no event after the tenth anniversary of the date hereof.

(e) In the event exercise of the Option shall require the Company of issue a fractional share of Common Stock of the Company, such fraction shall be disregarded and the purchase price payable in connection with such exercise shall be disregarded and the purchase price payable in connection with such exercise shall be appropriately reduced. Any such fractional share shall be carried forward and added to any shares covered by future exercise(s) of the Option.

3. The Option shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by the Optionee.

4. This Option may be exercised by the giving of written notice, in person or by mail, to the Company, marked “Attention: Chief Financial Officer”, at its principal place of business, of the election to purchase shares pursuant hereto accompanied by the full payment for all shares being so purchased.

5. This Option shall not be treated as an incentive stock option.

WITNESS the execution hereof as of this              day of                     ,             .

Nabi

By
Chief Executive Officer

The foregoing Option is hereby accepted on the terms and conditions set forth herein and is expressly subject to all the provisions set forth in the Nabi 1990 Equity Incentive Plan, a copy of which is annexed hereto.

Grantee Signature

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